Exhibit 32.1

Certification Pursuant to

U.S.C. Section 1350,

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Devcon International Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2008 as filed with the SEC on the date hereof (the “Report”), I, Richard Rochon, Acting Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2008

/s/ Richard Rochon
Richard Rochon
Acting Chief Executive Officer
(Principal Executive Officer)